release

February 2022

DZS Releases Fourth Quarter and Fiscal Year 2021 Financial Results

Announces Horizons22 Investor & Analyst Day on May 12, 2022

Plano, Texas, USA, Feb. 10, 2022 –  DZS Inc. (“DZS”) (NASDAQ: DZSI), a global leader in broadband connectivity and communications software solutions, today announced that unaudited financial results, along with accompanying supplemental financial information, for its fourth quarter and fiscal year 2021 have been posted as a report to shareholders to the investor relations section of its website at https://investor.dzsi.com/.

Additionally, DZS announced plans to host its Horizons22 Investor & Analyst Day on Thursday, May 12, 2022, at 9:00 a.m. Central Time. The event will be hosted at DZS headquarters in Plano, TX and will simultaneously be webcast.

Earnings Conference Call and Webcast

DZS will host a conference call and webcast to be held on Friday, February 11, 2022, at 10:00 a.m. Eastern Time.

Interested parties can listen to a live webcast of the conference call by visiting the DZS Investor Relations website at https://investor.dzsi.com/. The conference call is also available via teleconference by dialing (877) 742-9182 or international +1 (602) 563-8857 with conference ID# 8476047.

A replay of the conference call will also be available at https://investor.dzsi.com/ following the completion of the call. The call will be archived at https://investor.dzsi.com/.

About DZS

DZS Inc. (NASDAQ: DZSI) is a global leader in broadband connectivity and communications software solutions.

DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

© DZS	www.dzsi.com	info@dzsi.com

release

February 2022

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of DZS’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, operating expenses, gross profit, costs, or other financial items (including non-GAAP measures) in future periods are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. In addition to the factors discussed herein, factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings.  In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/

Investor Inquiries:
Ted Moreau

Vice President, Investor Relations

IR@dzsi.com

© DZS	www.dzsi.com	info@dzsi.com